Exhibit 99.1

NanoString Technologies Releases Operating Results for First Quarter of 2022
SEATTLE - May 10, 2022 - NanoString Technologies, Inc. (NASDAQ:NSTG), a leading provider of life science tools for discovery and translational research, today reported financial results for the first quarter ended March 31, 2022.
First Quarter Financial Highlights
•Product and service revenue of $30.8 million
•GeoMx® Digital Spatial Profiler (DSP) revenue of $9.7 million. GeoMx DSP revenue includes:
◦Instrument revenue of $4.8 million, 31% year-over-year decline
◦Consumables revenue of $4.9 million, 78% year-over-year growth, annualized pull-through of approximately $76,000 per installed system
•nCounter® revenue, inclusive of all service revenue, of $21.1 million. nCounter revenue includes:
◦Instrument revenue of $4.3 million, 11% year-over-year decline
◦Consumables revenue of $12.6 million, 5% year-over-year decline, annualized pull-through of approximately $48,000 per installed system
◦Service revenue of $4.3 million, 16% year-over-year growth
•Cash, cash equivalents and short-term investments balance of $312.1 million
“We have begun to address the challenges we experienced in the first quarter, and we believe we have the sales team and commercial structure in place to execute our long-term growth strategy” said Brad Gray, president & CEO of NanoString. “Overall growth and customer interest in spatial biology remains robust, as evidenced by the strong demand for CosMx SMI that we experienced during the first quarter.”
Operational Highlights
GeoMx DSP
•GeoMx Installed Base: Grew installed base to approximately 295 GeoMx DSP Systems at March 31, 2022, representing 84% growth over the prior year
•Workflow Automation: Partnered with Leica, a division of Danaher, to provide a fully automated workflow for using the Leica Bond RX system to prepare slides for GeoMx DSP
•American Association of Cancer Research: Highlighted a record body of more than 120 Nanostring-enabled abstracts, including more than 35 abstracts focused on spatial biology
•Publications: Continued growth of peer-reviewed publications utilizing GeoMx DSP technology, with approximately 20 new publications in the first quarter, bringing the cumulative total to approximately 110 peer-reviewed publications as of March 31, 2022
CosMx SMI
•CosMx Orders: Secured customer orders for more than 15 CosMx™ Spatial Molecular Imager (SMI) systems, bringing total orders to date to more than 35 systems
•Development Status: First CosMx beta systems placements expected during the second quarter and the program remains on track for full commercial launch in the fourth quarter of 2022.
nCounter
•nCounter Installed Base: Grew installed base to approximately 1,070 nCounter Analysis Systems at March 31, 2022, representing 8% growth over the prior year
•nCounter Pro Analysis System Launch: Launched the nCounter Pro Analysis System, the next generation of the nCounter instrument platform, which includes a new operating system, modern cybersecurity improvements and an expansive menu to support biomanufacturing and translational research
•Publications: Surpassed 5,250 cumulative peer-reviewed publications utilizing nCounter technology at March 31, 2022
Corporate
•Appointment of New Board Member: Expanded the Board of Directors with the appointment of Dr. Teresa Foy, senior vice president, Immuno-Oncology and Cell Therapy, Bristol Myers Squibb
2022 Outlook
The company updated its 2022 outlook, with results expected as follows:
•Total product and service revenue of $150 to $160 million, as compared to previous guidance of $170 to $180 million
◦GeoMx DSP revenue of $60 to $65 million, as compared to previous guidance of $73 to $78 million
◦nCounter revenue, inclusive of all service revenue, of $90 to $95 million, as compared to previous guidance of $97 to $102 million
•Adjusted EBITDA loss of $65 to $75 million, as compared to previous guidance of $55 to $65 million

Financial Results
We have elected to present selected non-GAAP, or adjusted, financial measures, including Adjusted EBITDA. These adjusted financial measures are calculated excluding certain items that may make it more challenging to compare our GAAP operating results across periods. Such items may include collaboration revenue, stock-based compensation, depreciation and amortization, or one-time charges such as transaction related fees and expenses or restructuring charges and severance costs. A reconciliation of adjusted financial measures to the nearest comparable GAAP financial measure can be found in the notes and table at the end of this press release.

(dollars in thousands)	Three Months Ended March 31,
	GAAP		Non-GAAP Adjusted
	2022	2021	2022	2021
Product and service revenue	$30,841	$31,394	$30,841	$31,394
Collaboration revenue	239	223	—	—
Total revenue	31,080	31,617	30,841	31,394
Cost of product and service revenue	14,778	15,623	13,789	15,027
Research and development	17,417	15,063	14,956	12,573
Selling, general and administrative	36,355	26,799	29,397	20,958
Adjusted EBITDA	N / A	N / A	$(27,301)	$(17,164)

Non-operating expense, net	(2,030)	(1,844)	(2,030)	(1,844)
Net loss	$(39,500)	$(27,712)	$(29,331)	$(19,008)
Supplemental Information
As a supplement to the table above, we have posted to the investor relations section of our website, at www.nanostring.com/Investor Relations/Financials/Quarterly Results, supplemental financial data that include our adjusted financial measures as compared to the nearest comparable GAAP financial measures, for the first quarter of 2022 and for each quarter and the full year of 2021.
Conference Call
Management will host a conference call today beginning at 1:30 pm PT / 4:30 pm ET to discuss these results and answer questions. Investors and other interested parties can register for the call in advance by visiting https://www.incommglobalevents.com/registration/q4inc/10798/nanostring-first-quarter-2022-operating-results/. After registering, an email confirmation will be sent including dial-in details and unique conference call codes for entry. Registration is open throughout the call, but to ensure connection for the full call, registration in advance is recommended. The link to the webcast and audio replay will be made available at the Investor Relations website: www.nanostring.com. A replay of the call will be available beginning May 10, 2022 at 7:30pm ET through midnight ET on May 17, 2022. To access the replay, dial (866) 813-9403 or (929) 458-6194 and reference Conference ID: 221442. The webcast will also be available on our website for one year following the completion of the call.
Non-GAAP, or Adjusted, Financial Information
We believe that the presentation of non-GAAP, or adjusted, financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. Reconciliation of adjusted financial measures to the most directly comparable financial result as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. A reconciliation of adjusted guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding certain expenses that may be incurred in the future. For further information regarding why we believe that these adjusted measures provide useful information to investors, the specific manner in which management uses these measures and some of the limitations associated with the use of these measures, please refer to “Notes Regarding Non-GAAP Financial Information” at the end of this press release.
About NanoString Technologies, Inc.
NanoString Technologies is a leading provider of life science tools for discovery and translational research. The company provides three platforms that allow researchers to map the universe of biology. The nCounter® Analysis System, cited in more than 5,250 peer-reviewed publications, offers a way to easily profile the expression of hundreds of genes, proteins, miRNAs, or copy number variations, simultaneously with high sensitivity and precision. NanoString’s GeoMx® Digital Spatial Profiler enables highly multiplexed spatial profiling of RNA and protein targets in various sample types, including FFPE tissue sections, and has been cited in approximately 110 peer-reviewed publications. The CosMx™ Spatial Molecular Imager, with commercial availability expected in 2022, enables highly sensitive, high-resolution imaging of hundreds to thousands of RNAs or proteins directly from single cells within morphologically intact whole tissue sections. For more information, visit www.nanostring.com.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding expectations for demand for our products and growth in our business, our efforts to address sales challenges experienced in first quarter, future revenue growth, the impact of the COVID-19 pandemic on our operations and future financial performance, the impact of new products and expansion into new markets, the growth trajectory of our nCounter, GeoMx and CosMx franchises, the anticipated launch of new products and technology and our estimated 2022 operating results and our anticipated GAAP and non-GAAP operating results. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include market acceptance of our products; delays or denials of regulatory approvals or clearances for products or applications; the extent and duration of the impact of the COVID-19 pandemic and adverse conditions in the general domestic and global economic markets; the effects of ongoing litigation; the impact of competition; the impact of expanded sales, marketing, product development and clinical activities on operating expenses; delays or other unforeseen problems with respect to manufacturing and product development; as well as the other risks set forth in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. NanoString Technologies disclaims any obligation to update these forward-looking statements.
The NanoString logo, NanoString, NanoString Technologies, GeoMx, CosMx, and nCounter are trademarks or registered trademarks of NanoString Technologies, Inc., in the United States and/or other countries.
Contact
Doug Farrell
Vice President, Investor Relations & Corporate Communications
dfarrell@nanostring.com
Phone: 206-602-1768

NANOSTRING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended March 31,
	2022	2021
Revenue:
Instruments	$9,103	$11,745
Consumables	17,468	15,963
Services	4,270	3,686
Total product and service revenue	30,841	31,394
Collaboration	239	223
Total revenue	31,080	31,617
Costs and expenses:
Cost of product and service revenue	14,778	15,623
Research and development	17,417	15,063
Selling, general and administrative	36,355	26,799
Total costs and expenses (a) (b)	68,550	57,485
Loss from operations	(37,470)	(25,868)
Other income (expense):
Interest income	151	118
Interest expense	(1,883)	(1,870)
Other income expense, net	(217)	(32)
Total other expense, net	(1,949)	(1,784)
Net loss before provision for income taxes	(39,419)	(27,652)
Provision for income taxes	(81)	(60)
Net loss	$(39,500)	$(27,712)
Net loss per share, basic and diluted	$(0.86)	$(0.62)
Weighted average shares used in computing basic and diluted net loss per share	45,998	44,669

(a) Includes $7.7 million and $7.4 million of stock-based compensation expense for the three months ended March 31, 2022 and 2021, respectively.
(b) Includes $1.5 million and $1.4 million of depreciation and amortization expense for the three months ended March 31, 2022 and 2021, respectively.

NANOSTRING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$98,457	$107,068
Short-term investments	213,618	241,821
Accounts receivable, net	30,381	40,130
Inventory, net	34,590	31,486
Prepaid expenses and other	10,084	7,115
Total current assets	387,130	427,620
Property and equipment, net	32,704	27,043
Operating lease right-of-use assets	18,562	19,226
Other assets	6,324	5,592
Total assets	$444,720	$479,481
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$18,426	$14,283
Accrued liabilities	4,541	6,765
Accrued compensation and other employee benefits	12,188	17,466
Customer deposits	1,262	1,278
Deferred revenue and other liabilities, current portion	8,053	7,474
Operating lease liabilities, current portion	5,116	4,889
Total current liabilities	49,586	52,155
Deferred revenue and other liabilities, net of current portion	3,820	3,527
Long-term debt, net	225,511	225,144
Operating lease liabilities, net of current portion	20,498	21,693
Total liabilities	299,415	302,519
Total stockholders’ equity	145,305	176,962
Total liabilities and stockholders’ equity	$444,720	$479,481

Notes Regarding Non-GAAP Financial Information. In addition to our results reported in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe certain non-GAAP, or adjusted, measures are useful in evaluating our operating performance. We use adjusted financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that adjusted financial measures, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, adjusted financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, other companies, including companies in our industry, may calculate similarly titled non-GAAP or adjusted measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our adjusted financial measures as tools for comparison. A reconciliation is provided below for adjusted financial measures to the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP, or adjusted, financial measures as analytical tools. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these adjusted financial measures to their most directly comparable U.S. GAAP financial measure, and not to rely on any single financial measure to evaluate our business.
Expenses excluded from non-GAAP, or adjusted, cost of product and service revenue, research and development expense and selling, general and administrative expense and net loss. We exclude stock-based compensation expense and depreciation and amortization expense, which are non-cash expenses, from certain of our adjusted financial measures because we believe that excluding such items provides meaningful supplemental information regarding operational performance. We exclude certain expenses related to collaborations, cloud computing arrangement implementation expenses, litigation expenses, and other business development expenses from certain of our adjusted financial measures because such expenses have no direct correlation to the continuing operation of our business as such expenses are non-recurring or non-operating in nature, and therefore we believe excluding these items provides meaningful supplemental information regarding operational performance.
Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure defined as GAAP net loss adjusted for collaboration revenue, stock-based compensation expense, depreciation and amortization, net interest expense, other non-operating expense or income, provision for income tax and other special items as determined by management, including certain expenses related to collaborations, cloud computing arrangement implementation expenses, litigation expenses, and other business development expenses.
Reconciliation of Adjusted EBITDA ($ in thousands)

	Three Months Ended March 31,
	2022	2021
Net loss - GAAP	$(39,500)	$(27,712)
Collaboration revenue	(239)	(223)
Stock-based compensation[1]	7,667	7,416
Depreciation and amortization[2]	1,543	1,441
Interest expense, net	1,732	1,752
Other (income) expense, net	217	32
Provision for income taxes	81	60
Other business development expenses[3]	349	70
Litigation expenses[4]	693	—
Cloud computing arrangement implementation expenses[5]	156	—
Adjusted EBITDA - non-GAAP	$(27,301)	$(17,164)
1 For the three months ended March 31, 2022, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included stock-based compensation expense of $0.6 million, $1.7 million and $5.3 million, respectively. For the three months ended March 31, 2021, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included stock-based compensation expense of $0.4 million, $1.4 million and $5.6 million, respectively.
2 For the three months ended March 31, 2022, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included depreciation and amortization expense of $0.4 million, $0.7 million and $0.4 million, respectively. For the three months ended March 31, 2021, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included depreciation and amortization expense of $0.2 million, $1.0 million, and $0.2 million, respectively.
3 For the three months ended March 31, 2022, our selling, general and administrative expenses included expenses related to certain professional fees of $0.3 million related to business development activities. For the three months ended March 31, 2021, our research and development expenses included expenses related to certain of our collaboration agreements of $0.1 million.
4 For the three months ended March 31, 2022, our selling, general and administrative expenses included legal professional fees of $0.7 million, related to our ongoing litigation activities.
5 For the three months ended March 31, 2022, our selling, general and administrative expenses included cloud computing arrangement implementation expenses of $0.2 million.